AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 4, 1999

                                                      REGISTRATION NO. 333-58055
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                               AMENDMENT NO. 3 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                      ------------------------------------

                          PECO ENERGY TRANSITION TRUST
         (Exact name as specified in registrant's Certificate of Trust)

              Delaware                     c/o First Union Trust Company National Association                 51-0382130
    (State or other jurisdiction of                One Rodney Square, 920 King Street                      (I.R.S. Employer
    incorporation or organization)                    Wilmington, Delaware 19801                        Identification Number)
                                                             (302) 888-7532
                                           (Address, including zip code, and telephone number,
                                   including area code, of registrant's principal executive offices)

                                 Diana Moy Kelly
                               Beneficiary Trustee
            P.O. Box 8699, 2301 Market Street, Philadelphia, PA 19101
                                 (215) 841-4000
             (Name, address including zip code, and telephone number
                   including area code, of agent for service)

                                   Copies to:

ROBERT C. GERLACH, ESQ.                     JAMES W. DURHAM, ESQ.                       GREGORY M. SHAW, ESQ.
Ballard Spahr Andrews & Ingersoll, LLP      Senior Vice President and General           Cravath, Swaine & Moore
1735 Market St., 51st Floor                 Counsel                                     Worldwide Plaza
Philadelphia, PA 19103-7599                 P.O. Box 8699                               825 Eighth Ave.
                                            2301 Market Street                          New York, NY 10019
                                            Philadelphia, PA 19101

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        Approximate date of commencement of proposed sale to the public:

         From time to time after this Registration Statement becomes effective as determined by market conditions.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.|_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.|X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.|_|

                         CALCULATION OF REGISTRATION FEE


   Title of securities           Amount to be            Proposed maximum          Proposed maximum              Amount of
    being registered              registered            aggregate offering             aggregate             registration fee**
                                                          price per unit*           offering price*
---------------------------------------------------------------------------------------------------------------------------------
Transition Bonds                $4,000,000,000                 100%                 $4,000,000,000               $1,112,017
=================================================================================================================================

*    Estimated solely for the purpose of calculating the registration fee.

** Of this amount, $295 was paid on June 29, 1998, and the balance of $1,111,722 was paid on February 22, 1999.

         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.



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


                                EXPLANATORY NOTE

         This Pre-Effective Amendment No. 3 to Form S-3 Registration Statement (file no. 333-58055) (the "Registration Statement") is being filed solely for the purpose of refiling Exhibit 5.2, which has been revised to provide the correct headings in the prospectus included in the Registration Statement under which the firm's name appears for purposes of the firm's consent, and providing the equity value of the offering to which the Registration Statement relates, which information was not included in Amendment No. 2 to the Registration Statement filed with the Securities and Exchange Commission on February 22, 1999. Accordingly, the cover page of this Amendment No. 3 contains a Calculation of Registration Fee table which indicates, among other things, the title and amount of securities to be registered hereunder.



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                                     PART II

Item 14.  Other Expenses of Issuance and Distribution

         The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

Registration Fee.................................................   $1,112,000
Printing and Engraving Expenses..................................       75,000
Trustees' Fees and Expenses......................................       26,500
Legal Fees and Expenses..........................................    2,100,000
Blue Sky Fees and Expenses.......................................       10,000
Accountants' Fees and Expenses...................................       76,000
Rating Agency Fees...............................................      800,000
Miscellaneous Fees and Expenses..................................       75,000
                                                                   -----------
         Total...................................................  $ 4,274,500
                                                                   ===========

Item 15. Indemnification of Directors and Officers.

         Section 3817 of the Delaware Business Trust Act (the "Delaware Trust Act") provides that subject to such standards and restrictions, if any, as are set forth in the governing instrument of a business trust, a business trust shall have the power to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever. The Delaware Trust Act also provides that the absence of a provision for indemnity in the governing instrument of a business trust shall not be construed to deprive any trustee or beneficial owner or other person of any right to indemnify which is otherwise available to such person under the laws of the State of Delaware.

         The Amended and Restated Trust Agreement (the "Trust Agreement") of PECO Energy Transition Trust (the "Trust") provides that, to the fullest extent permitted by law, the Trust shall indemnify its trustees against any liability incurred in connection with any proceeding in which the trustees may be involved as a party or otherwise by reason of the fact that such trustee is or was serving in its capacity as a trustee, unless such liability is based on or arises in connection with the trustee's own willful misconduct or gross negligence, the failure to perform the obligations set forth in the Trust Agreement, or taxes, fees or other charges on, based on or measured by any fees, commissions or compensation received by the trustees in connection with any of the transactions contemplated by the Trust Agreement and related agreements.

Item 16. Exhibits

Exhibit No.         Description

    1.1             Form of Underwriting Agreement.*
    4.1.1           Trust Agreement for PECO Energy Transition Trust.*
    4.1.2 Form of Amended and Restated Trust Agreement for PECO Energy Transition Trust.*
    4.2             Certificate of Trust for PECO Energy Transition
                    Trust.*
    4.3.1 Form of Indenture (supersedes Exhibit 4.3 to Amendment No. 1 to the Issuer's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on September 18, 1998).*
    4.3.2           Form of Series Supplement.*

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* Previously filed.

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



    4.4             Form of Transition Bonds.*
    5.1 Opinion of Richards, Layton & Finger, P.A., relating to legality of the Transition Bonds (supersedes Exhibit 5.1 to Amendment No. 1 to the Issuer's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on September 18, 1998).*
    5.2 Opinion of Ballard Spahr Andrews & Ingersoll, LLP, relating to legality of the Transition Bonds (supersedes Exhibit 5.2 to Amendment No. 2 to the Issuer's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on February 22, 1999).
    8.1 Opinion of Ballard Spahr Andrews & Ingersoll, LLP with respect to material federal and state tax matters (supersedes Exhibit 8.1 to Amendment No. 1 to the Issuer's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on September 18, 1998).*
    10.1            Form of Sale Agreement.*
    10.2            Form of Master Servicing Agreement.*
    10.3 Joint Petition for Full Settlement of PECO Energy Company's Restructuring Plan and Related Appeals and Application for a Qualified Rate Order and Application for Transfer of Generation Assets dated April 29, 1998.*
    23.1 Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in its opinions filed as Exhibit 5.2, which is an exhibit to this Amendment No. 3 to the Issuer's Registration Statement, and Exhibit 8.1, which was previously filed).
    23.2 Consent of Richards, Layton & Finger, P.A. (included in its opinion filed as Exhibit 5.1).*
    23.3 Consent of PricewaterhouseCoopers LLP (previously known as Coopers & Lybrand, L.L.P.).*
    24.1 Power of Attorney (included on page II-4 of the original Registration Statement).*
    25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Bond Trustee under the Indenture.*
    27.1            Financial Data Schedule.*
    99.1            Qualified Rate Order issued May 14, 1998.*
    99.2 Internal Revenue Service Private Letter Ruling pertaining to Transition Bonds.*

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* Previously filed.


Item 17. Undertakings

         The undersigned Registrant on behalf of the PECO Energy Transition Trust (the "Trust") hereby undertakes as follows:

         (a) (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, if , in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that (a)(1)(i) and (a)(1)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement.

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



         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) with respect to the Trust that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) That insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under
Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, theretofore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         (d) That, for purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(i) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (e) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (f) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Commission under
Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

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



                                INDEX TO EXHIBITS


    5.2 Opinion of Ballard Spahr Andrews & Ingersoll, LLP, relating to legality of the Transition Bonds (supersedes Exhibit 5.2 to Amendment No. 2 to the Issuer's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on February 22,
              1999).
   23.1 Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in its opinion filed as Exhibit 5.2).


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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and that the security rating requirement of Form S-3 will be met by the time of sale, and has duly caused this Amendment No. 3 of the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on March 4, 1999.

                                       PECO ENERGY TRANSITION TRUST


                                       By: /s/ Diana Moy Kelly
                                           ------------------------------------
                                           Diana Moy Kelly, Beneficiary Trustee


         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.




       *                     Beneficiary Trustee                 March 4, 1999
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* By:  /s/ Diana Moy Kelly
       -------------------------
       Diana Moy Kelly, Beneficiary Trustee
       Pursuant to a power of attorney previously held

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